Exhibit 10.8

AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of January 17, 2019, by and among HPT PSC PROPERTIES TRUST, a Maryland real estate investment trust, and HPT PSC PROPERTIES LLC, a Maryland limited liability company (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant (as successor by merger with Petro Stopping Centers, L.P.) are parties to that certain Lease Agreement, dated as of May 30, 2007, as amended (as so amended, the “Lease”);

WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects; and

WHEREAS, Guarantor is executing this Amendment to confirm the continuation of the Guaranty;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, as of the date of this Amendment, as follows:

1.                                      Base Gross Revenues.  The defined term “Base Gross Revenues” set forth in Article 1 of the Lease is deleted in its entirety and replaced with the following: “Intentionally deleted.”

2.                                      Base Year.  The defined term “Base Year” set forth in Article 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Year”  shall mean, with respect to each Property, the 2012 calendar year (the “2012 Base Year”) and/or the 2019 calendar year (the “2019 Base Year”), as applicable.

3.                                      Excess Gross Revenues.  The defined term “Excess Gross Revenues” set forth in Article 1 of the Lease is deleted in its entirety and replaced with the following: “Intentionally deleted.”

4.                                      Minimum Rent.  The defined term “Minimum Rent” set forth in Article 1 of the Lease is deleted in its entirety and replaced with the following:

“Minimum Rent” shall mean Seventy-Three Million Four Hundred Thousand Three Hundred Eighty-Eight and 00/100ths Dollars ($73,400,388.00), subject to adjustment as provided in Section 3.1.1(b).

5.                                      Fixed Term.  Section 2.3 of the Lease is deleted therefrom in its entirety and replaced with the following:

The initial term of this Agreement (the “Fixed Term”) shall commence on the Commencement Date and shall expire on June 30, 2035.

6.                                      Additional Rent.  Section 3.1.2(a) of the Lease is deleted therefrom in its entirety and replaced with the following:

Tenant shall pay additional rent (“Additional Rent”) with respect to each Lease Year (or portion thereof) during the Term subsequent to the 2012 Base Year, with respect to each Property, in an amount equal to three percent (3%) of the amount by which Gross Revenues at such Property during such Lease Year exceed Gross Revenues at such Property during the 2012 Base Year (or the equivalent portion thereof).  In addition, Tenant shall pay Additional Rent with respect to each Lease Year (or portion thereof) during the Term subsequent to the 2019 Base Year, with respect to each Property, in an amount equal to one-half percent (0.5%) of the amount by which Gross Revenues at such Property during such Lease Year exceed Gross Revenues at such Property during the 2019 Base Year (or the equivalent portion thereof).  For the avoidance of doubt, the payment of Additional Rent based on Gross Revenues in excess of Gross Revenues for the 2012 Base Year and the payment of Additional Rent based on Gross Revenues in excess of Gross Revenues for the 2019 Base Year are separate and independent obligations.

7.                                      Deferred Rent.  The following Section 3.1.3(f) is added to the Lease immediately following Section 3.1.3(e) thereof and such new Section 3.1.3(f) shall supersede any other provisions of the Lease pertaining to the Deferred Rent:

Deferred Rent.  Commencing on April 1, 2019 through January 31, 2023, Tenant shall pay to Landlord, the total amount of Seventeen Million Eight Hundred Seventy-Two Thousand Four Hundred Twenty-Three and 00/100ths Dollars ($17,872,423) in sixteen (16) equal quarterly installments of One Million One Hundred Seventeen Thousand Twenty-Six and 00/100ths Dollars ($1,117,026.00) on the first Business Day of each calendar quarter during such period.

8.                                      Ratification.  As amended hereby, the Lease is hereby ratified and confirmed and remains in full force and effect.

9.                                      Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as a sealed instrument as of the date above first written.

LANDLORD:

HPT PSC PROPERTIES TRUST

By:	/s/ John G. Murray
John G. Murray
President

HPT PSC PROPERTIES LLC

By:	/s/ John G. Murray
John G. Murray
President

TENANT:

TA OPERATING LLC

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President

[Signature Page to Amendment to Lease Agreement]

Reference is made to the Guaranty of Tenant’s obligations under the Lease dated May 30, 2007 given by TRAVELCENTERS OF AMERICA LLC, a Delaware limited liability company (the “Guarantor”) to Landlord.  Guarantor hereby confirms that all references in such Guaranty to the word “Lease” shall mean the Lease, as defined therein, as amended by the foregoing Amendment to Lease Agreement, and said Guarantor hereby reaffirms the Guaranty.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President

[Joinder Page to Amendment to Lease Agreement]